UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2026

AMERICOLD REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

JV Agreement

As previously disclosed, on May 7, 2026, Americold Realty Operating Partnership, L.P., a Delaware limited partnership (“Americold OP”), Americold North America JV Member, LLC, a Delaware limited liability company (the “Americold Member”), MHG Gateway Properties, LLC, a New Jersey limited liability company, ART Mortgage Borrower Propco 2010 - 5 LLC, a Delaware limited liability company, Americold New TRS Sub 1, LLC, a Delaware limited liability company, Americold Real Estate, L.P., a Delaware limited partnership, ART Mortgage Borrower Propco 2010 - 4 LLC, a Delaware limited liability company, New Hall’s Warehouse LLC, a New Jersey limited liability company and Americold Russellville, LLC, an Arkansas limited liability company, each a subsidiary of Americold Realty Trust, Inc. (the “Company”) and Snowfall Topco LP, an affiliate of EQT (the “EQT Member”) entered into a contribution agreement (the “Contribution Agreement” and the transactions described therein, the “JV Transaction”) to create a new joint venture with EQT’s Active Core Infrastructure fund (“EQT”) focused on the ownership, operation, and potential development of high-quality cold storage warehouse facilities in North America.

On August 31, 2026, the Company closed the JV Transaction. At closing, Americold-EQT Cold Storage Partnership, LLC, a Delaware limited liability company (the “JV Entity”), Americold Real Estate, L.P., a Delaware limited partnership, Americold Logistics, LLC, a Delaware limited liability company, the EQT Member, the Americold Member, the other unitholders party thereto from time to time and, solely for the purpose set forth in Section 3.13(c) thereof, Americold OP, entered into that certain Amended and Restated Limited Liability Company Agreement of Americold-EQT Cold Storage Partnership, LLC (the “JV Agreement”). Pursuant to the Contribution Agreement, the Company indirectly contributed 12 cold storage facilities to the JV Entity with an aggregate value in excess of $1.3 billion at inception of the JV Entity and will serve as day-to-day manager of the platform. The Company also received approximately $1.1 billion in net cash proceeds from the JV Transaction, which are expected to be used to repay outstanding indebtedness of the Company. In exchange for the foregoing, the JV Agreement provides for the admission of the Americold Member and the EQT Member as the members of the JV Entity, with the Americold Member and the EQT Member holding 30% and 70% of the equity interests in the JV Entity respectively.

The JV Entity will be governed by a six-person board of directors: three of whom shall be appointed by the Americold Member and three of whom shall be appointed by the EQT Member. It is intended that the JV Entity be treated as a partnership for United States federal and, to the extent permissible, state and local income tax purposes. The JV Agreement contains customary provisions regarding capital contributions, distributions, indemnification and other related matters, including an income support arrangement pursuant to which Americold may be required to make contingent payments to the JV Entity during the 10-year period following execution of the JV Agreement if specified performance thresholds are not achieved. The Company’s maximum net exposure under this arrangement is capped at up to $70 million over the term and any payments are subject to reimbursement to the extent cumulative performance exceeds agreed-upon thresholds over the term. Additionally, the JV Agreement includes a contractual repurchase mechanism relating to a specified property that may be exercised by either JV member under certain circumstances. In connection with the closing of the transaction, the joint venture obtained mortgage financing in the amount of up to $863,500,000 secured by the real properties owned by the joint venture, of which $845,500,000 was drawn at closing.

In connection with any financing of the JV Entity and/or its subsidiaries (the “Financed Parties”), the Americold Member (or a creditworthy affiliate) may be required to provide guaranties for financings of the Financed Parties, and the Financed Parties and the EQT Member (in proportion to its interest in the JV Entity) will reimburse and indemnify the Americold Member and the applicable guarantor for amounts paid under such guaranties other than losses arising out of certain bad acts.

First Amendment to Contribution Agreement

On August 29, 2026, Americold OP, Americold Member and EQT Member entered into that certain First Amendment to Contribution Agreement (the “First Amendment”). Pursuant to the First Amendment, the parties agreed that, in lieu of assigning certain customer contracts to subsidiaries of the JV Entity as originally contemplated under the Contribution Agreement, certain license agreements shall be entered into among subsidiaries of the JV Entity and subsidiaries of the Company that are party to such customer contracts.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company issued a press release on August 31, 2026, relating to the closing of the JV Transaction described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information and Exhibit 99.1 is furnished pursuant to Item 7.01, “Regulation FD.” The information in Item 7.01 of this Current Report on Form 8-K (this “Current Report”) and the exhibit furnished therewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Contribution Agreement, dated as of August 29, 2026, by and among Americold Realty Operating Partnership, L.P., Americold North America JV Member, LLC and Snowfall Topco LP.*

99.1	Press Release dated August 31, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026

AMERICOLD REALTY TRUST, INC.

By:	/s/ Christopher J. Papa
Name:	Christopher J. Papa
Title:	Chief Financial Officer and Executive Vice President